UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 18, 2025
POWELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8550 Mosley Road,	Houston,	Texas	77075
(Address of principal executive offices)			(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	POWL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 18, 2025, the Board of Directors (the “Board”) of Powell Industries, Inc. (the “Company”), upon recommendation of the Nominating and Governance Committee of the Board, increased the size of the Board from eight to nine directors and appointed Mark W. Smith to fill the newly created directorship with a term scheduled to begin on August 1, 2025 and expire at the Company’s annual stockholder meeting in 2027 or until his successor is duly elected and qualified. Mr. Smith will serve as a member of the Audit Committee of the Board.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Smith will be compensated for his service on the Board under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2025 annual meeting of stockholders (which arrangement may be updated from time to time) and will receive an initial stock award approved by the Board under the 2014 Non-Employee Director Equity Incentive Plan valued at $50,000, which represents a 50% proration of the annual stock award received by each of the Company’s non-employee directors in February 2025. Such initial stock award will vest one calendar year from August 1, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2025

Powell Industries, Inc.

	By:	/s/ Michael W. Metcalf
Michael W. Metcalf
Executive Vice President
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)